                                                                    EXHIBIT 99.2

KEVIN V. RYAN (CSBN 118321)
United States Attorney

EUMI L. CHOI (WVBN 0722)
Acting Chief, Criminal Division

JEFFREY L. BORNSTEIN (CSBN 99038)
Assistant United States Attorney

      450 Golden Gate Avenue, Box 36055
      San Francisco, California 94102
      Telephone: (415) 436-6873

MICHAEL F. WOOD (DCBN 376312)
RICHARD B. COHEN (CSBN 79601)
VICTOR ALI (CSBN 229544)
Attorneys, U.S. Department of Justice

      Antitrust Division
      450 Golden Gate Avenue Rm. 10-0101
      San Francisco, California 94102
      Telephone: (415) 436-6660

Attorneys for the United States of America

                          UNITED STATES DISTRICT COURT

                         NORTHERN DISTRICT OF CALIFORNIA

                             SAN FRANCISCO DIVISION

UNITED STATES OF AMERICA,          )        No. CR-04-399-CRB
                                   )
      Plaintiff,                   )        PLEA AGREEMENT
                                   )
              v.                   )
                                   )
INTER-TEL TECHNOLOGIES, INC.,      )
                                   )
      Defendant.                   )
                                   )
-----------------------------------)

      INTER-TEL TECHNOLOGIES, INC., hereafter "INTER-TEL" or "defendant"), a corporation organized and existing under the laws of Arizona, with its principal place of business in Tempe, Arizona, and the United States Department of Justice, by and through the United States Attorney's Office for the Northern District of California and the

PLEA AGREEMENT

Antitrust Division of the Department of Justice (hereafter "the government"), enter into this written plea agreement (the "Agreement") pursuant to Rule 11(c)(1)(C) of the Federal Rules of Criminal Procedure:

The Defendant's Promises

      1. Pursuant to Fed. R. Crim. P. 7(b), the defendant agrees to waive indictment and plead guilty to a two-count felony Information charging the defendant with mail fraud and aiding and abetting in violation of 18 U.S.C. Sections 1341 and 2, and conspiracy to suppress and eliminate competition in violation of the Sherman Antitrust Act, 15 U.S.C. Section 1. INTER-TEL agrees that the elements of the offenses and the maximum penalties are as follows:

  Elements of Count One - Mail Fraud:

            1. Defendant participated in a scheme to defraud or a plan for obtaining money or property by making false promises or statements;

            2.    Defendant knew that the promises or statements were false;

            3.    The promises or statements were material;

            4.    Defendant acted with the intent to defraud; and

            a. Defendant caused the mail to be used to carry out an essential part of the scheme.

  Maximum Penalties:

            6.    Five years probation;

            7. A fine in the amount of $500,000 or twice the loss (or gain) from the offense, whichever is greater; a. Mandatory special assessment of $400;

            8.    Restitution.

  Elements of Count Two - Sherman Antitrust:

            10. The conspiracy, agreement, or understanding described in the Information was knowingly formed, and was existing at or about the time alleged;

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            b.    The Defendant knowingly became a member of the conspiracy, agreement, or understanding, as charged;

            c. The alleged conspiracy constituted an unreasonable restraint of interstate commerce; and

            d. The offense was carried out, in part, in the Northern District of California within the five years preceding the filing of the Information.

  Maximum Penalties:

            11.   Five years probation;

            12. A fine in the amount of $10 million or twice the loss (or gain) from the offense, whichever is greater;

            13.   Mandatory special assessment of $400;

            14.   Restitution.

      2. INTER-TEL agrees that it is guilty of the offenses to which it will plead guilty, and it agrees that the following facts are true:

                  FACTUAL BASIS FOR MAIL FRAUD OFFENSE CHARGED

      a. From at least December 1999 to approximately March 2001, INTER-TEL sold and installed telecommunication equipment including PBXs (Private Branch Exchange). It also provided maintenance and other services as needed for the equipment it supplied.

      b. During the relevant period, E-Rate was a program created by Congress in the Telecommunication Act of 1996 and operated under the auspices of the Federal Communications Commission ("FCC") to provide funding to permit schools and libraries to connect to and utilize the Internet. The FCC designated the Universal Services Administrative Company ("USAC"), a non-profit corporation, to administer the E-Rate program. The E-Rate program was designed to ensure that the neediest schools received the most financial help. All participating school districts were required to fund a percentage of the cost of the equipment and services acquired under the E-Rate program. That percentage, however, was determined based on the number of students in the district qualifying for the United States Department of Agriculture's school lunch

PLEA AGREEMENT

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

program, with the neediest school districts eligible for the highest percentage of funding.

      c. During the relevant period, applications for E-Rate funding far exceeded the funding available. To ensure that E-Rate funding was distributed to the widest number of applicants, USAC required all applicants to comply with various rules and procedures including: (1) only USAC approved equipment, services and supplies would be eligible for funding, and (2) local school districts were required to follow competitive bidding procedures in accordance with local and state law to ensure that the school districts got the lowest possible prices from the responsive bidders.

      d. On or about December 15, 1999, INTER-TEL and a company that manufactured and installed video-teleconferencing switches (hereafter "VX Company") entered into an agreement under which the defendant agreed to pay VX Company a fee for all business opportunities VX Company brought to the defendant and a fee if VX Company assisted in managing those business opportunities.

      e. During the relevant period, VX Company employed two persons (Consultant One and Consultant Two) to work as sales representatives. Consultants One and Two specialized in marketing VX Company products to educational institutions, including local school districts. During the relevant period Consultants One and Two also acted as consultants to school districts in designing computer networks, identifying potential government sponsored funding sources (including the E-Rate program), applying for those funds, and selecting vendors to supply the specified equipment and services funded by those programs.

      f. In or before December 1999, Consultants One and Two began working with the San Francisco Unified School District (hereafter "SFUSD") in obtaining E-Rate program funds. Working with a SFUSD official, these consultants put together a Request for Proposal for equipment and services to be funded by E-Rate.

      g. On or about January 13, 2000, INTER-TEL submitted its bid on the SFUSD E-Rate project. INTER-TEL included VX equipment in its E-Rate proposal and bid. Consultant One ran the bid opening, and, together with an SFUSD Official, opened and reviewed the bids.

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Consultant One then declared that the defendant had submitted the winning bid for the PBX portion of the project, after declaring that the only other bidder for PBX had failed to comply with the bid requirements. Consultant One also declared that a national data company ("DATA") had submitted the winning bid for the data equipment portion of the project, that a local computer company had submitted the low bid on the server portion of the project, and finally, that a local cabling contractor had submitted the low bid on the cabling portion of the bid. On January 13 or 14, 2000, Consultant One, Consultant Two, and the SFUSD Official decided to make DATA the prime contractor for a portion of the project and to have the local computer company and the local cabling company act as subcontractors to DATA. The defendant was given the PBX portion of the project.

      h. On or about January 15 through18, 2000, Consultants One and Two met with DATA's employees to prepare the USAC Application Form 471 for the SFUSD and other school districts. The Form 471 is a school district's application for E-Rate funding. It is supposed to set out the selected vendors' bid amounts, memorialized in contracts, for the equipment and services called for by the district's Request for Proposal. Consultant One told DATA's employees the total prices she wanted to submit to USAC on the Form 471s and then directed them to prepare false spreadsheets justifying those prices. Consultant Two discussed the equipment lists and prices with INTER-TEL in order to assist in hiding the ineligible video-conferencing equipment in INTER-TEL's E-Rate submission. With DATA's assistance, Consultant One prepared the SFUSD Form 471 with inflated prices. In addition, defendant assisted Consultants One and Two in falsely describing the actual equipment to be supplied to the SFUSD. This included hiding the VX Company video-conferencing equipment, which was not eligible for funding under the E-Rate program, in order to have the E-Rate program pay for that equipment. On or about January 19, 2000, Consultant Two delivered the SFUSD Form 471 to USAC. Sometime shortly thereafter, the defendant learned that the SFUSD Form 471 had been submitted to USAC with inflated prices and did nothing to inform USAC that the Form 471 prices had been inflated above the amounts originally bid for the project. For the SFUSD, those prices were approximately $26

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

million greater than the amounts the vendors had bid for the project. Specifically, the data equipment price was increased from $19,776,318 to $22,987,223. The server prices were increased from $9,275,880 to $21,987,223. The cabling price was increased from $13,697,838 to $21,875,698. Finally, the defendant's PBX price was increased from $19,403,732 to $21,409,369. At the same time, the number of schools to be covered by the project was reduced from 50 to 46.

      i. In late May or early June 2000, USAC's Schools and Libraries Division ("SLD") began a review of the SFUSD Form 471 submitted in January 2000. As part of that review, the SLD asked the SFUSD to supply certain information to the SLD to justify certain parts of the project. Consultant One, and others acting under her direction, submitted spreadsheets to the SLD which contained false information concerning the bidding process, the bidding participants, the winning bids and the bid amounts. Based in part on these false representations, on September 21, 2000, the SLD approved funding for the SFUSD E-Rate project, in part, as follows: $18,953,751 for data, $21,875,698 for cabling and $17,820,886 for PBX, including the required 17% co-pay to be paid by the SFUSD. The SLD specifically denied any E-Rate funding for computer servers.

      j. At no time during the relevant period did the defendant disclose to the SFUSD superintendent or the San Francisco School Board that the funding requests to USAC had been increased over the original bid amounts, that there were inflated estimates contained in the bid documents, or that the parties had included ineligible video-conferencing equipment which had been hidden in the documents submitted to USAC.

      k. During the relevant period, for the purpose of executing its scheme, the defendant caused the SLD to mail a letter dated September 22, 2000 to the SFUSD in San Francisco, California in which the SLD agreed to make a funding commitment based on the false and fraudulent information submitted in support of the SFUSD E-Rate Project.

                  FACTUAL BASIS FOR SHERMAN ACT OFFENSE CHARGED

PLEA AGREEMENT

      l. For purposes of the Count Two bid rigging violation in this Plea Agreement, the "relevant period" is approximately December 1, 1998 until at least December 31, 2000. During the relevant period, the defendant was a provider of equipment and services related to telecommunications, Internet access, and internal communication connections in the United States.

      m. During the relevant period, the defendant participated in a conspiracy with one or more vendors of equipment and services related to telecommunications, Internet access, and/or internal connections, a purpose of which was to suppress and eliminate competition for E-Rate program projects, including those identified in Exhibit A (hereinafter E-Rate projects).

      n. In furtherance of the conspiracy, the defendant reached an agreement with its co-conspirators to frustrate the competitive process on the E-Rate projects by allocating contracts and submitting fraudulent and non-competitive bids. To carry out this conspiracy, the defendant discussed with these co-conspirators prospective bids for the E-Rate projects agreed with these co-conspirators who would be the lead contractor on the project and who would participate on the project as subcontractors to the designated lead contractors, submitted fraudulent and non-competitive bids in accordance with the conspiratorial agreement, and engaged Consultants One and Two, described above. These Consultants took steps to ensure the success of the conspiracy by eliminating and disqualifying bids from non-conspirators and either directly awarding the contracts or using their best efforts to persuade the school district officials to award contracts to the designated lead contractors.

      o. As part of the conspiracy, Consultants One and Two successively caused to be awarded E-Rate project contracts to the designated lead contractors. The defendant agreed to pay, and did pay, Consultants One and Two's employer, VX Company, a fee and agreed to purchase and install, and did purchase and install, equipment from VX Company on the E-Rate projects.

      p. During the relevant period, in accordance with the E-Rate project contracts obtained through the conspiracy by the defendant and its co-conspirators, equipment and services

PLEA AGREEMENT
were delivered and payments for that equipment and services were received that traveled in interstate commerce. The business activities of the defendant and its co-conspirators in connection with the sale of that equipment and services affected by this conspiracy were within the flow of, and substantially affected, interstate trade and commerce.

      q. Acts in furtherance of this conspiracy were carried out within the Northern District of California. The conspiratorial meetings and discussions described above took place in the United States, and at least one of those communications originated or was received by a conspirator in the Northern District of California.

      3. The defendant agrees to give up all rights that it would have if it chose to proceed to trial, including the rights to a jury trial with the assistance of an attorney; to confront and cross-examine government witnesses; to remain silent or testify; to move to suppress evidence or raise any other Fourth or Fifth Amendment claims; to any further discovery from the government; and to pursue any affirmative defenses and present evidence.

      4. The defendant agrees to give up its right to appeal its conviction, the judgment, and orders of the Court. The defendant also agrees to waive any right it may have to appeal any sentence consistent with this plea agreement.

      5. The defendant agrees to have its sentence determined under the United States Sentencing Guidelines ("U.S.S.G.") and waives all constitutional challenges to the validity of the U.S.S.G. The defendant waives any right it may have under cases such as Blakely v. Washington and its progeny to have facts that determine its statutory maximum sentence of Guidelines fine range under the U.S.S.G. (including any facts used to determine its offense level, base fine amount, culpability score or any specific offense characteristic or other enhancement or adjustment under the U.S.S.G., as well as any pecuniary gain or loss resulting from the charged offense) alleged in an indictment and found by a jury beyond a reasonable doubt. The defendant agrees that the facts that determine its statutory maximum sentence or Guidelines fine range will be found by the Court at sentencing by a preponderance of the evidence and that the Court may consider any reliable evidence, including hearsay, in making such determinations.

PLEA AGREEMENT

      6. The defendant agrees not to file any collateral attack on its conviction or sentence, at any time in the future after it is sentenced, except for a claim that its constitutional right to the effective assistance of counsel was violated.

      7. The defendant agrees not to ask the Court to withdraw its guilty plea at any time after it is entered, unless the Court declines to accept the sentence agreed to by the parties. Either party may withdraw from this agreement if the Court does not accept the agreed-upon sentence set out below.

      8. If acceptable to the Court, both parties agree to waive the presentence investigation and report pursuant to Rule 32(C)(i) of the Federal Rules of Criminal Procedure, and ask that the defendant be sentenced at the time the guilty plea is entered under the provisions of Fed. R. Crim. P. 32(c)(1)(A)(ii) and U.S.S.G. Section 6A1.1. The defendant agrees that the Sentencing Guidelines should be calculated as follows, and that it will not ask for any other adjustment to or reduction in the offense level or for a downward departure of any kind, including for its continuing cooperation (utilizing the Guidelines effective November 1, 2000):

For Count One :

          a.    Base Offense Level (8C2.1, 8C2.3 and 2F1.1):                     6

          b.    Specific offense characteristics: (Anticipated Loss > $1.5
                million)                                                      + 12

          c.    More than Minimal Planning:                                   +  2
                                                                              ----
          d.    Adjusted offense level:                                         20

For Count Two:

          a.    Base Offense Level (8C2.1, 8C2.3 and 2R1.1):                    10

          b.    Specific offense characteristics:

                Bid Rigging (2R1.1(b)(1))                                     +  1

                Volume of Commerce (2R1.1(b)(2)(E))
                (Total of sales to two (2) school districts
                $5.7 million)                                                 +  3
                                                                              ----
          c.    Adjusted offense level                                          14

Multiple Counts

PLEA AGREEMENT

            a.    Grouping (3D1.1(a))

                  Different victims - different harm (3D1.2 & 3D1.3)

                       Group 1 - Mail Fraud offense level:                                            20

                       Group 2 - Bid Rigging offense level:                                           14

            b.    Combined Offense Levels (3D1.4)

                  Highest offense level - Group 1:                                                    20

                  Group 2 (within 8 levels):                                                         1/2
                                                                                                    ----
                  Combined offense level:                                                             21

Fine Determination

            a.    Base Fine (8C2.4):

                  The greatest of:

                       Offense Level Fine Table
                       (8C2.4(d)):                                              $                910,000

                       Base Fine (2R1.1(d)(1), 8C2.4(b))
                       (20% of volume of commerce):                             $           1.14 million

                  Greatest                                                      $           1.14 million

            b.    Culpability Score (8C2.5):                                                       5 + 4
                  ( > 1000 employees)

                  Acceptance of Responsibility:                                                      - 2
                                                                                                    ----
                  Total Culpability Score:                                                             7

                  Minimum/Maximum Multiplier (8C2.6):                                         1.4 to 2.8

                  Fine Range (8C2.7):                                           $1.596 to $3.192 million

      9. INTER-TEL understands that as part of its plea and the separate civil settlement that it will pay $ 1,721,000 in criminal fines. The money paid in connection

PLEA AGREEMENT
with the civil settlement shall satisfy any obligation to make restitution. (See U.S.S.G. i+/- 8C2.9) In view of all facts and circumstances of this case, including INTER-TEL's continuing cooperation with the government, the parties believe that the sentence recommended is fair and just in accordance with 18 U.S.C. Sections 3553, 3571 and 3572.

$1,721,000                        Criminal Fine

$7,000,000                        Civil Settlement and Restitution

$8,721,000                        Total

      10. Pursuant to Rule 11(c)(1)(C) of the Federal Rules of Criminal Procedure, the parties agree that an appropriate disposition of this case is that INTER-TEL receive the following criminal sentence:

            a. INTER-TEL shall be placed on probation for a period of 3 years on conditions including that INTER-TEL:

                  i.    commit no violations of federal or state law;

                  2. comply with the terms and conditions of the civil settlement attached as Exhibit B;

                  3. comply with the Special Conditions of Probation attached as Exhibit C; and

                  4. cooperate fully with the United States as set forth below.

            b. Within two business days from the date this Plea Agreement is accepted and sentence is imposed, INTER-TEL shall pay a criminal fine in the amount of $1,721,000. The criminal fine shall be paid to the Clerk of the United States District Court, Northern District of California, in accordance with instructions from the Clerk.

            c. On the date this Plea Agreement is accepted and sentence is imposed, INTER-TEL shall pay a civil settlement (including restitution) in the amount of $ 7,000,000 to the Financial Litigation Unit, United States Attorney's Office, Northern District of

PLEA AGREEMENT

California, by FEDWIRE. This money shall be distributed in accordance with the civil settlement agreement, attached as Exhibit B.

            d. INTER-TEL shall comply with the Special Conditions of Probation attached as Exhibit C to include, among other things, creating a Corporate Compliance Program, designating a Compliance Officer responsible for monitoring all aspects of the Compliance Policy, training all key personnel in public entity procurement requirements, ensuring that there are both internal and external audits of public entity contracts, and making reports to the defendant's CEO and Board of Directors and the FCC Enforcement Division and FCC/OIG concerning the defendant's efforts to comply with all of the Special Conditions of Probation.

            e. On the date of sentencing, INTER-TEL will pay a special assessment of $800.

            f. The defendant will cooperate fully and truthfully with the United States in the prosecution of this case, the conduct of the current federal investigation of violations of federal mail and wire fraud, antitrust and related criminal laws involving the sale of equipment and services funded by the E-Rate program, any other federal criminal investigation resulting therefrom, and any litigation or other proceedings arising or resulting from any such investigation to which the United States is a party ("federal proceeding").

      11. The ongoing full and truthful cooperation of the defendant shall include, but not be limited to:

            a. producing to the United States all documents, information, and other materials, wherever located, in the possession, custody, or control of the defendant, requested by the United States in connection with any federal proceeding;

            b. using its best efforts to secure the ongoing, full, and truthful cooperation, as defined in Paragraph 12 of this Plea Agreement, of each current and former director, officer or employee of the defendant as may be requested by the

PLEA AGREEMENT

United States, including making these persons available, at the defendant's expense, for interviews and the provision of testimony in grand jury, trial, and other judicial proceedings in connection with any federal proceeding.

      12. The ongoing full and truthful cooperation of each person described in Paragraph 11(b) above will be subject to the procedures and protections of this paragraph, and shall include, but not be limited to:

            a. producing all non-privileged documents, including claimed personal documents, and other materials, wherever located, requested by attorneys and agents of the United States;

            b. making himself or herself available for interviews, not at the expense of the United States, upon the request of attorneys and agents of the United States;

            c. responding fully and truthfully to all inquiries of the United States in connection with any federal proceeding, without falsely implicating any person or intentionally withholding any information, subject to the penalties of making false statements (18 U.S.C. Section 1001) and obstruction of justice (18 U.S.C. Section 1503); and otherwise voluntarily providing the United States with any material or information not requested in (a) - (c) of this paragraph that he or she may have that is related to any federal proceeding; and

            d. when called upon to do so by the United States in connection with any federal proceeding, to testify fully, truthfully, and under oath before a grand jury, in trial, and in connection with any other ancillary judicial proceedings pursuant to subpoena, subject to the penalties of perjury (18 U.S.C.
Section 1621), making false statements or declarations in front of the grand jury or in court proceedings (18 U.S.C. Section 1623), contempt (18 U.S.C. Sections 401-402), and obstruction of justice (18 U.S.C. Section 1503).

      13. INTER-TEL understands and agrees that, should it or the United States withdraw from this Agreement in accordance with Paragraph 7, INTER-TEL may

PLEA AGREEMENT
thereafter be prosecuted for any criminal violation of which the government has knowledge, notwithstanding the expiration of any applicable statute of limitations following the signing of this Agreement.

      14. INTER-TEL agrees not to intentionally provide false information to the Court, the Probation Office, Pretrial Services, or the government; or fail to comply with any of the other promises it has made in this Agreement. INTER-TEL agrees not to commit or attempt to commit any crimes before sentence is imposed. INTER-TEL agrees that, if it fails to comply with any promises it has made in this Agreement, then the government will be released from all of its promises in this Agreement, including those set forth in paragraphs 17 through 19 below, but INTER-TEL will not be released from its guilty pleas.

      15. INTER-TEL agrees that this Agreement and the attached Exhibits A, B, C and D contain all of the promises and agreements between it and the government, and it will not claim otherwise in the future.

      16. INTER-TEL agrees that this Agreement binds the United States Department of Justice, excepting the Tax Division, only, and does not bind any other federal, state, or local agency. The Government's Promises

      17. The government agrees not to file or seek any additional charges against the defendant that could be filed as a result of the investigation into collusion and fraud that led to the captioned information, or arose out of the defendant's participation in the E-Rate program from 1998 to the date of sentencing.

      18. The government agrees that the appropriate sentence in this case should be as set forth in paragraph 10 above, unless the defendant violates the terms and conditions of this Agreement.

      19. The government agrees that, if requested, it will advise the appropriate officials of any governmental agency considering any administrative action of the fact, manner, and extent of the cooperation of the defendant as a matter for that agency to consider before determining

PLEA AGREEMENT
what administrative action, if any, to take.

The Defendant's Affirmations

      20. INTER-TEL confirms that it has had adequate time to discuss this case, the evidence, and this Agreement with its attorney, and that its attorney has provided it with all the legal advice that it requested.

      21. This Agreement has been authorized, following consultation with counsel, by the Board of Directors of INTER-TEL, by corporate resolution dated 2004. A certified copy of the corporate resolution is attached as Exhibit D to this Agreement and is incorporated herein. INTER-TEL confirms that its decision to enter a guilty plea is made knowing the charges that have been brought against it, any possible defenses, and the benefits and possible detriments of proceeding to trial. INTER-TEL also confirms that its decision to plead guilty is made voluntarily. Except as set forth in this plea agreement, INTER-TEL has received no promises or inducements to enter its guilty plea, nor has anyone threatened it or any other person to cause it to enter its guilty plea.

DATED: December 8, 2004                  /s/ Steven G. Mihaylo
                                         _______________________________
                                         STEVEN G. MIHAYLO
                                         Chairman, Inter-tel Technologies, Inc.
                                         Defendant

DATED: December 8, 2004                  KEVIN V. RYAN
                                         United States Attorney
                                         Northern District of California

                                         /s/ Kevin V. Ryan
                                         ________________________________
                                         JEFFREY L. BORNSTEIN
                                         Assistant United States Attorney

DATED: December 8, 2004
                                                 MICHAEL F. WOOD
                                         RICHARD B. COHEN
                                         VICTOR ALI
                                         Attorneys, U.S. Department of Justice
                                         Antitrust Division

PLEA AGREEMENT

      I have fully explained to my client all the rights that a criminal defendant has and all the terms of this Agreement. In my opinion, my client understands all the terms of this Agreement and all the rights it is giving up by pleading guilty, and, based on the information now known to me, its decision to plead guilty is knowing and voluntary.

DATED:  December 8, 2004                  /s/ Leo P. Cunningham
                                         ________________________________
                                         LEO P. CUNNINGHAM
                                         Wilson Sonsini Goodrich & Rosati,
                                         Professional Corporation
                                         Attorneys for Defendant Inter-tel
                                         Technologies Inc.

PLEA AGREEMENT

                                    EXHIBIT A

The following geographic areas contained projects funded by the E-Rate program that were subject to the illegal activity described in the attached Plea
Agreement:

           E.D. Michigan                  (Highland Park, Michigan)

           E.D. California                (W. Fresno, California)

                                                                   COURTESY COPY

                          UNITED STATES DISTRICT COURT

                     FOR THE NORTHERN DISTRICT OF CALIFORNIA

                             SAN FRANCISCO DIVISION

UNITED STATES OF AMERICA,                      )       CASE NO.: CR 04-399
                                               )
                 Plaintiff,                    )       SPECIAL CONDITIONS OF
                                               )       PROBATION
      v.                                       )
                                               )
INTER-TEL TECHNOLOGIES, INC., a                )
 corporation,                                  )
                                               )
                 Defendant.                    )
                                               )
                                               )
---------------------------------------------- )

      The defendant, Inter-Tel Technologies, Inc. ("Inter-Tel" or "defendant"), a corporation organized under the laws of Arizona with its principal place of business in Tempe, Arizona, has sold and installed telecommunications equipment, including PBXs (Private Branch Exchange). It also provided maintenance and other services as needed for the equipment it supplied. The defendant offered and sold the products and services to schools within the United States pursuant to a program operated under the auspices of the Federal Communications Commission (the "FCC") and administered by the Universal Services Administrative Company ("USAC"). The program, commonly referred to as the E-Rate Program, was created by Congress to permit schools and libraries to acquire the needed technology to access and utilize the internet. The defendant became the subject of a grand jury investigation arising out of doing business related

SPECIAL CONDITIONS OF PROBATION       -1-
to the E-Rate Program. After having cooperated in the investigation and seeking a mutually agreeable settlement of all claims related thereto, the defendant has entered into a Plea Agreement with the United States in which the defendant pleaded guilty to a two-count felony information charging the defendant with mail fraud and aiding and abetting in violation of 18 U.S.C. Section 1341 and 2, and conspiracy to suppress and eliminate competition in violation of the Sherman Antitrust Act, 15 U.S.C. Section 1, by conspiring with others to frustrate the public bidding process under the E-Rate Program and submitting false and misleading information to the Schools and Library Division of USAC ("LD") in order to receive funding for products and services not authorized under the E-Rate Program. To address the issues raised in the Plea Agreement concerning its conduct, and having determined that the following conditions will constitute reasonable and necessary steps to avoid the re-occurrence of the conduct which was the subject of the Plea Agreement, the defendant agrees, and the Court hereby imposes the following as a special condition of probation for the entire three year term of probation. In so doing, the Court is not in any way limiting the authority of any agency of the United States to take any action permitted by law or regulation.

      1. Within sixty (60) days of acceptance of the Plea Agreement by the Court, the defendant shall formally adopt a comprehensive Anti-Fraud and Antitrust Compliance Policy (the "Compliance Policy") and shall provide copies of said policy to the Probation Officer, FCC Enforcement Bureau and the FCC-OIG. At a minimum, the Compliance Policy will address the following:

                  a. Creating an internal structure requiring high level management oversight of all government and public entity business;

                  b. Creating an internal system of monitoring and audits to include steps to be taken if any employee suspects that any bid, proposal or other company conduct is not in accordance with the company's Compliance Policy and/or applicable law;

                  c. Ensuring that there are at least annual reports to the FCC Enforcement Bureau and FCC-OIG of Compliance Policy activities;

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

                  d. Educating and training all responsible employees about their obligations, including government procurement law, regulations and procedures; criminal and civil penalties for mail fraud, wire fraud, false statements, obstruction of justice, and false claims and other related conduct; and the requirements for adherence to the antitrust laws; and

                  e. Ensuring that there are regular reports to the CEO and Board of Directors.

      2. Within sixty (60) days of acceptance of the Plea Agreement by the Court, the defendant shall designate an officer of the defendant to be the Compliance Officer (the "Compliance Officer") responsible for the enforcement of the Anti-Fraud and Antitrust Compliance Policy. This shall include:

                  a. Creating and overseeing internal policies and procedures to ensure that all company activities involving government sponsored or funded programs or any other business with any public entities is conducted in accordance with applicable law.

                  b. Ensuring that either the Compliance Officer personally or someone under his/her direct supervision is an experienced contract manager knowledgeable about governmental laws and regulations relating to public sector procurement;

                  c. Requiring the Compliance Officer and those under his/her direct supervision to oversee the enforcement of the Anti-Fraud and Antitrust Compliance Policy as it applies to all company activities involving government sponsored or funded programs or any other business with any public entities;

                  d. Creating and overseeing an ongoing mandatory education and training program for all officers, directors, sales, technical staff and other employees directly involved in the preparation of bid and related contractual materials for any government sponsored or funded programs or any other business with any public entities in order to apprise them of

SPECIAL CONDITIONS OF PROBATION       -3-
                        all governmental laws and regulations relating to public sector procurement and the requirements of the Compliance Policy; and

                  e. The Compliance Officer shall ensure and certify under penalty of perjury that all affected individuals have received such training on at least a yearly basis and shall provide the certification to the Probation Officer, FCC Enforcement Bureau and FCC-OIG.

      3. The Compliance Officer shall be the central point of contact for (a) documenting and distributing E-Rate program requirements throughout the company; (b) monitoring changes in the E-Rate rules and regulations to ensure the documentation and distribution of such changes; (c) ensuring that all employees who are involved with the E-Rate program receive training; and (d) arranging monthly meetings with key company executives to ensure consistent implementation of the E-Rate rules and regulations across the company.

      4. The Compliance Officer's salary and other compensation, as well as the salary and other compensation of any employees under the Compliance Officer's supervision, shall be independent of any contracts or other government sponsored or funded programs or other public entity business;

      5. The Compliance Officer shall create and oversee an internal auditing program in which all public sector contracts shall be audited to ensure compliance with the Compliance Program to include that bids, prices and design specifications are appropriate and that there are no hidden terms, side agreements or other undisclosed arrangements, and that all bids and pricing have been done in accordance with all applicable laws and procedures.

      6. The Compliance Officer shall create, oversee and promote an internal voicemail or email hotline system in which all employees are encouraged to report, on an anonymous basis, any believed violation of law by any officer or employee.

SPECIAL CONDITIONS OF PROBATION       -4-

      7. The Compliance Officer and the defendant's General Counsel shall be responsible for monitoring the internal hotline system and undertaking all reasonable and necessary investigations arising from any reported matter(s).

      8. The General Counsel and the Compliance Officer shall, on at least a quarterly basis, report to the defendant's CEO and Audit Committee as to the enforcement of the Compliance Policy and the various measures called for herein including the status of any anonymous complaints or reports received from any employees.

      9. On at least an annual basis, the Compliance Officer shall make a report to the full Board of Directors as to the status of the Compliance Policy and the various measures called for herein.

      10. On at least an annual basis, the Compliance Officer shall make a report to the Probation Officer, FCC Enforcement Bureau and FCC-OIG as to the status of the Compliance Policy and the various measures called for herein.

      11.   Within sixty (60) days of acceptance of the Plea Agreement by the
            Court:

                  a. The Compliance Officer shall prepare and distribute a written training program to be used in formal training of Inter-Tel employees involved in the E-Rate Program, including employees involved in accounting, finance, sales, marketing, and installations. Among other things, this training program shall cover the following subject matters: the application process, competitive bidding, eligible services, service provider role and responsibilities, discounts, service substitutions and equipment transfers, billing SLD for services, document retention requirements, and risks of non-compliance. Within 120 days of acceptance of the Plea Agreement by the court, all employees who are involved in the E-Rate Program must certify their completion of the training program. All future employees involved with the E-Rate program shall receive such training and shall certify completion of the training program within 14 days of the date on which such individuals

SPECIAL CONDITIONS OF PROBATION       -5-
                        are appointed or hired to such positions. These employee certifications must be collected and maintained by the Compliance Officer for a period of 5 years.

                  b. The Compliance Officer shall establish an E-Rate Code of Conduct ("Code"), which will conform to this Corporate Compliance Plan and which shall be signed by all employees involved with the E-Rate program. All subject employees shall reaffirm annually, in writing that they have reviewed, fully understand, and will adhere to the Code.

                  c. The Compliance Officer shall inform all employees involved with the E-Rate program that any violation of E-Rate Code shall be grounds for disciplinary action to include warning, censure, reprimand, suspension, loss of pay and firing depending on the severity of the violation and the repetitive nature of the misconduct.

      12. The Compliance Officer shall meet regularly (at least monthly) with key executives in the following business units to ensure compliance with all applicable internal company rules and regulations and all E-Rate or other telecommunications program requirements: accounting, finance, installations (i.e. service technicians), legal, marketing, and sales.

      13. The Compliance Officer shall review all company bids in response to Form 471 Applications. For each bid, the Compliance Officer will certify that all E-Rate rules and regulations were followed in preparing the bid and all related contractual materials. Such certifications must be maintained by the Compliance Officer for a period of 5 years.

      14. The Compliance Officer shall collect Form 471 Applications from each customer or prospective customer. The Compliance Officer or his/her designee shall perform a reconciliation of each Form 471 Application to the company's responsive bid and to the resulting contract or business agreement. The Compliance Officer shall keep a copy of the resulting reconciliation worksheet for

SPECIAL CONDITIONS OF PROBATION       -6-
            each application and shall update it as necessary to show any exchanges, substitutions, or cancellations. The Compliance Officer shall maintain these reconciliation worksheets for a period of 5 years.

      15. The company shall separate all E-Rate eligible and ineligible products and services onto separate customer contracts per installation.

      16. In addition to any applicable FCC regulation or program requirement, and as a condition of any future participation in the E-Rate Program or other government sponsored or funded telecommunications programs, the defendant agrees that the FCC Enforcement Bureau and FCC-OIG, acting directly or through its agents, may, on an annual basis, audit defendant's compliance with applicable laws and regulations relating to the E-Rate or other government sponsored or funded telecommunication programs to assure adherence to the terms and conditions of those programs. Defendant shall bear all ordinary and reasonable costs of any such audit(s).

      17. On an at least annual basis, within 30 days after the close of defendant's fiscal year, the defendant shall file a report signed under the penalty of perjury by the CEO with the FCC Enforcement Bureau and FCC-OIG concerning the defendant's compliance with the Compliance Policy. This report shall certify that all required oversight, training and educational activities have been undertaken in accordance with the requirements of the Compliance Policy. In the alternative, the report shall detail any shortcomings in following the Compliance Policy and the steps taken, and those that will be taken, to ensure compliance. This report shall also include a detailed description of any violations that were found during the applicable period, the steps taken to cure the violations and any subsequent steps taken to ensure future compliance.

      18. The defendant agrees that should it fail to provide the reports required herein on a timely basis, it shall be responsible for liquidated damages to the United States in the amount of $25,000 per day until the report is received by the FCC

SPECIAL CONDITIONS OF PROBATION       -7-

            Enforcement Bureau and FCC-OIG. The FCC Enforcement Bureau and FCC-OIG may require the defendant to provide additional information as necessary concerning any incidents or other activities contained in the annual report. If the defendant materially fails to provide such information within the time requested or 10 days of such request, whichever is longer, the defendant agrees that it will continue to be liable for liquidated damages in the amount of $25,000 per day until such information is provided to the satisfaction of the FCC Enforcement Bureau and FCC-OIG.

      19. If defendant is debarred by the FCC from further participation in the E-Rate program, defendant shall remain subject to each of the above Special Conditions of Probation with the exception of the external reporting requirements contained in Paragraphs l(c), 2(e), 10,16-18.

      20. These Special Conditions shall apply to the defendant and to any successors or assigns for three years from the date of sentencing. Notwithstanding the above, if the defendant is to be sold, or if all or substantially all of the defendant's assets are to be sold, to an independent third party, then these Special Conditions will be avoidable following written notice as set forth below under the following circumstances: a) The acquiring entity (or its shareholder(s)), or individual(s) (collectively, the "Acquirer"), own in excess of 50% of the outstanding shares of the defendant; b) Management decisions are made as part of the new corporate structure which, by way of example and not by way of limitation, shall mean at a minimum that at least 50% of the board of directors are appointed by the Acquirer from individuals who have not previously been directors, officers or employees of the defendant or its former shareholders. The new corporate structure must provide for on-going internal review and consent by responsible corporate officers of all business dealings with any public entity and publicly financed or mandated program such as E-Rate. c) The Chief Executive Officer of the acquiring entity certifies under penalty of perjury to the Court, with copies to the Probation

SPECIAL CONDITIONS OF PROBATION       -8-

            Officer and United States Attorney's Office, that the new entity has a fully functioning Corporate Compliance Program that adequately addresses the internal oversight functions required by these Special Conditions of Probation and provides backup documentation describing the Corporate Compliance Program; and d) Any reports required by theses Special Conditions are up to date and any liquidated damages due and owing under paragraph 18 have been paid in full. The United States and Probation Department shall have up to 45 days from notice of the proposed acquisition to evaluate the changed circumstances caused by the acquisition. Unless there is an objection by the United States Attorney's Office or Probation Officer, these Special Conditions shall terminate automatically at the expiration of 45 days following the receipt of defendant's written notice, or sooner if the United States so stipulates. If there is an objection, the defendant may notice this matter for hearing before this Court. Notwithstanding the foregoing, if the conditions set forth in clauses (a), (b), and (d) have been satisfied, but the condition in clause (c) has not been satisfied, then, if the Acquirer certifies that it has adopted a compliance program that satisfies the terms of these Special Conditions (excluding any external reporting requirements), then these Special Conditions shall continue to apply to the defendant and any successors or assigns and will extend to the entire business operations of the acquiring entity with the exception of the external reporting requirements contained in Paragraphs 1(c), 2(e), 10, and 16-18.

IT IS SO ORDERED.

Dated:                                       ---------------------------------
                                             HONORABLE CHARLES B. BREYER
                                             United States District Court Judge

SPECIAL CONDITIONS OF PROBATION       -9-